UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2014
____________________

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)
____________________

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 6, 2014, Global Eagle Entertainment Inc. (the “Company”) issued a press release (the “Press Release”) announcing results for the quarter ended September 30, 2014. Furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the Press Release.

The information contained in this Item 2.02 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2014, the board of directors (the “Board”) of the Company appointed Michael Zemetra to serve as Chief Financial Officer and Treasurer of the Company, effective November 3, 2014. Mr. Zemetra, age 43, had served as the Company’s Corporate Controller and Chief Accounting Officer since June 26, 2013, and as the Company’s Acting Chief Financial Officer and Acting Treasurer since August 15, 2014. There was no arrangement or understanding pursuant to which Mr. Zemetra was selected as an officer of the Company. There are no family relationships between Mr. Zemetra and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Zemetra was a participant.

Mr. Zemetra holds a Masters degree in accounting and a Bachelor of Arts degree in Business and Economics. From May 2008 through March 2009, Mr. Zemetra served as Vice President and Controller at Demand Media, Inc. (“Demand”), a publicly-traded diversified Internet media and domain services company located in Santa Monica, California. In March 2009, Mr. Zemetra was promoted to Senior Vice President and Controller at Demand, and served in this role until April 2012, when he was promoted to Senior Vice President and Chief Accounting Officer. Mr. Zemetra served as Demand’s Senior Vice President and Chief Accounting Officer until June 14, 2013. During his time at Demand, Mr. Zemetra’s responsibilities included accounting, financial reporting and preparation of financial statements. Demand is not a parent, subsidiary, or other affiliate of the Company.

In connection with Mr. Zemetra’s appointment to Chief Financial Officer and Treasurer, the Company and Mr. Zemetra entered into an Executive Employment Agreement, made as of November 3, 2014 (the “Agreement”), which replaces the Employment Offer Letter Agreement previously entered into between the Company and Mr. Zemetra. The Agreement provides that Mr. Zemetra will receive a base salary of $350,000 per year. Subject to the achievement of certain individual and Company performance goals, Mr. Zemetra will be eligible for an annual performance bonus targeted at no less than 50% of his annual base salary, but the bonus may be, in the discretion of the Board, increased to up to 100% of his annual base salary. Mr. Zemetra will also be entitled to participate in the Company’s paid-time-off policy and health and welfare benefit programs for which other executive level employees of the Company are generally eligible, and will be reimbursed for certain expenses incurred by him in the course of performing his duties under the Agreement and for other business purposes.

Mr. Zemetra’s term of employment will continue until the earlier of (i) his death or mental or physical disability (considering reasonable accommodation) or incapacity (as determined by the Company in its good faith judgment) for 180 consecutive days or 180 days out of any 360 day period, (ii) his resignation or (iii) his termination by the Company at any time with or without “cause” (as defined in the Agreement). In the event that (i) the Company terminates Mr. Zemetra’s employment without cause or Mr. Zemetra terminates his employment with the Company for “good reason” as defined in the Agreement; (ii) within 21 days of his termination, Mr. Zemetra executes a general release and non-competition agreement in favor of the Company, its subsidiaries and their affiliates and such release becomes effective and is not revoked; and (iii) Mr. Zemetra complies with the terms of the Agreement, Mr. Zemetra will be entitled to receive (a) the continuation of health and welfare benefits for a period equal to one year after the date of termination plus an amount in cash equal to 100% of Mr. Zemetra’s then-current base salary, (b) any unpaid annual bonus to which Mr. Zemetra would have become entitled for any fiscal year of the Company that ends on or before the date of termination had Mr. Zemetra remained employed through the payment date, and (c) a period of 12 months following Mr. Zemetra’s last day of employment with the Company to exercise all vested equity incentive awards (unless the period provided for under the applicable plan for the particular award would provide for a longer period of exercise following termination of employment in similar circumstances).

Moreover, in the event that (i) there is a “change of control” (as defined in the Company’s 2013 Equity Incentive Plan, as amended (the “Plan”)) and, within one year of such change of control, Mr. Zemetra elects to terminate the Agreement for good reason or the Company elects to terminate the Agreement for any reason other than for cause; (ii) within 21 days of his termination, Mr. Zemetra executes a general release and non-competition agreement in favor of the Company, its subsidiaries and their affiliates and such release becomes effective and is not revoked; and (iii) Mr. Zemetra complies with the terms of the Agreement, Mr. Zemetra shall be entitled to receive (a) the continuation of health and welfare benefits for a period equal to one year after the date of termination, (b) an amount in cash equal to 100% of Mr. Zemetra’s then-current base salary, (c) acceleration of all of Mr. Zemetra’s unvested awards pursuant to any equity incentive plan grant made prior to his last day of employment with the Company and (d) a period of 12 months following Mr. Zemetra’s last day of employment with the Company to exercise all vested equity incentive awards (unless the period provided for under the applicable plan for the particular award would provide for a longer period of exercise following termination of employment in similar circumstances). In the event that Mr. Zemetra receives the payment provided for pursuant to this “change of control” provision, Mr. Zemetra is not entitled to any payments pursuant to the termination provision described in the immediately preceding paragraph.

Mr. Zemetra has also agreed to certain restrictions regarding the Company’s proprietary information.

The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, on October 31, 2014, the Company granted Mr. Zemetra stock options to purchase 75,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), at an exercise price of $12.23 per share. The options were granted under the Plan, and the exercise price represented the per share closing price of the Common Stock on the grant date. The options will vest with respect to 25% of the underlying shares on October 31, 2015 and thereafter ratably over the following three years on a monthly basis until fully vested.

Item 7.01. Regulation FD Disclosure.

On November 6, 2014, the Company issued a press release announcing Mr. Zemetra’s appointment as Chief Financial Officer and Treasurer of the Company. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information contained in this Item 7.01 and in Exhibit 99.2 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, made as of November 3, 2014, by and between Global Eagle Entertainment Inc. and Michael Zemetra.
99.1	Earnings press release, dated November 6, 2014.
99.2	Press release regarding appointment of Michael Zemetra as Chief Financial Officer and Treasurer, dated November 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Eagle Entertainment Inc.

By:	/s/ Jay Itzkowitz
Name: Jay Itzkowitz
Title: Senior Vice President and General Counsel

Dated: November 6, 2014

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement, made as of November 3, 2014, by and between Global Eagle Entertainment Inc. and Michael Zemetra.
99.1	Earnings press release, dated November 6, 2014.
99.2	Press release regarding appointment of Michael Zemetra as Chief Financial Officer and Treasurer, dated November 6, 2014.